CERTIFICATION

Re:         Morgan Stanley Capital I Trust 2022-L8, Commercial Mortgage Pass-Through Certificates, Series 2022-L8 (the “Transaction”), issued pursuant to the Pooling and Servicing Agreement dated as of April 1, 2022 (the “Pooling and Servicing Agreement”), executed in connection with the Transaction (capitalized terms used but not defined herein have the meanings set forth in the Pooling and Servicing Agreement).

                                           __________________________________________

              I, Jane Lam, certify that:

              1.            I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of Morgan Stanley Capital I Trust 2022-L8 (the “Exchange Act periodic reports”);

              2.            Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

              3.            Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

              4.            Based on my knowledge and the servicer compliance statement(s) required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicer(s) have fulfilled their obligations under the servicing agreement(s) in all material respects; and

              5.            All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report.  Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

              In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

•       Wilmington Trust, National Association, as Trustee

•       Computershare Trust Company, National Association, as Certificate Administrator

•       Computershare Trust Company, National Association, as Custodian

•       Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer

•       LNR Partners, LLC, as Special Servicer

•       Park Bridge Lender Services LLC, as Operating Advisor

•       Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer under the BBCMS 2022-C15 securitization, pursuant to which the following mortgage loans were serviced by such party: Rose Castle Apartments (from 1/1/25 to 12/31/25)

•       Trimont LLC, as Master Servicer under the BXP 2021-601L securitization, pursuant to which the following mortgage loans were serviced by such party: 601 Lexington Avenue (from 3/1/25 to 12/31/25)

•       Wells Fargo Bank, National Association, as Master Servicer under the BXP 2021-601L securitization, pursuant to which the following mortgage loans were serviced by such party: 601 Lexington Avenue (from 1/1/25 to 2/28/25)

•       CoreLogic Solutions, LLC, as Servicing Function Participant under the BXP 2021-601L securitization, pursuant to which the following mortgage loans were serviced by such party: 601 Lexington Avenue (from 1/1/25 to 12/31/25)

•       KeyBank National Association, as Master Servicer under the BWAY 2022-26BW securitization, pursuant to which the following mortgage loans were serviced by such party: 26 Broadway (from 1/1/25 to 12/31/25)

•       Trimont LLC, as Master Servicer under the BANK 2022-BNK40 securitization, pursuant to which the following mortgage loans were serviced by such party: Midtown Square (from 3/1/25 to 12/31/25)

•       Wells Fargo Bank, National Association, as Master Servicer under the BANK 2022-BNK40 securitization, pursuant to which the following mortgage loans were serviced by such party: Midtown Square (from 1/1/25 to 2/28/25)

•       CoreLogic Solutions, LLC, as Servicing Function Participant under the BANK 2022-BNK40 securitization, pursuant to which the following mortgage loans were serviced by such party: Midtown Square (from 1/1/25 to 12/31/25)

•       Berkadia Commercial Mortgage LLC, as Servicing Function Participant under the BANK 2022-BNK40 securitization, pursuant to which the following mortgage loans were serviced by such party: Midtown Square (from 1/1/25 to 12/31/25)

•       KeyBank National Association, as Master Servicer under the COLEM 2022-HLNE securitization, pursuant to which the following mortgage loans were serviced by such party: Coleman Highline Phase IV (from 1/1/25 to 12/31/25)

•       Berkadia Commercial Mortgage LLC, as Master Servicer under the ILPT 2022-LPFX securitization, pursuant to which the following mortgage loans were serviced by such party: ILPT Logistics Portfolio (from 1/1/25 to 12/31/25)

•       Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer under the Benchmark 2022-B32 securitization, pursuant to which the following mortgage loans were serviced by such party: Bedrock Portfolio (from 1/1/25 to 12/31/25)

•       Trimont LLC, as Master Servicer under the WFCM 2022-C62 securitization, pursuant to which the following mortgage loans were serviced by such party: Pacific Castle Portfolio (from 3/1/25 to 12/31/25)

•       Wells Fargo Bank, National Association, as Master Servicer under the WFCM 2022-C62 securitization, pursuant to which the following mortgage loans were serviced by such party: Pacific Castle Portfolio (from 1/1/25 to 2/28/25)

•       CoreLogic Solutions, LLC, as Servicing Function Participant under the WFCM 2022-C62 securitization, pursuant to which the following mortgage loans were serviced by such party: Pacific Castle Portfolio (from 1/1/25 to 12/31/25)

•       KeyBank National Association, as Master Servicer under the BMO 2022-C1 securitization, pursuant to which the following mortgage loans were serviced by such party: NYC MFRT Portfolio (from 1/1/25 to 12/31/25)

•       Rialto Capital Advisors, LLC, as Special Servicer under the BBCMS 2022-C15 securitization, pursuant to which the following mortgage loans were serviced by such party: Rose Castle Apartments (from 1/1/25 to 12/31/25)

•       Situs Holdings, LLC, as Special Servicer under the BXP 2021-601L securitization, pursuant to which the following mortgage loans were serviced by such party: 601 Lexington Avenue (from 1/1/25 to 12/31/25)

•       KeyBank National Association, as Special Servicer under the BWAY 2022-26BW securitization, pursuant to which the following mortgage loans were serviced by such party: 26 Broadway (from 1/1/25 to 12/31/25)

•       CWCapital Asset Management LLC, as Special Servicer under the BANK 2022-BNK40 securitization, pursuant to which the following mortgage loans were serviced by such party: Midtown Square (from 1/1/25 to 12/31/25)

•       KeyBank National Association, as Special Servicer under the COLEM 2022-HLNE securitization, pursuant to which the following mortgage loans were serviced by such party: Coleman Highline Phase IV (from 1/1/25 to 12/31/25)

•       Situs Holdings, LLC, as Special Servicer under the ILPT 2022-LPFX securitization, pursuant to which the following mortgage loans were serviced by such party: ILPT Logistics Portfolio (from 1/1/25 to 12/31/25)

•       KeyBank National Association, as Special Servicer under the Benchmark 2022-B32 securitization, pursuant to which the following mortgage loans were serviced by such party: Bedrock Portfolio (from 1/1/25 to 12/31/25)

•       Argentic Services Company LP, as Special Servicer under the WFCM 2022-C62 securitization, pursuant to which the following mortgage loans were serviced by such party: Pacific Castle Portfolio (from 1/1/25 to 12/31/25)

•       CWCapital Asset Management LLC, as Special Servicer under the BMO 2022-C1 securitization, pursuant to which the following mortgage loans were serviced by such party: NYC MFRT Portfolio (from 1/1/25 to 12/31/25)

•       Computershare Trust Company, National Association, as Custodian under the BBCMS 2022-C15 securitization, pursuant to which the following mortgage loans were serviced by such party: Rose Castle Apartments (from 1/1/25 to 12/31/25)

•       Computershare Trust Company, National Association, as Custodian under the BXP 2021-601L securitization, pursuant to which the following mortgage loans were serviced by such party: 601 Lexington Avenue (from 1/1/25 to 12/31/25)

•       Computershare Trust Company, National Association, as Custodian under the BWAY 2022-26BW securitization, pursuant to which the following mortgage loans were serviced by such party: 26 Broadway (from 1/1/25 to 12/31/25)

•       Computershare Trust Company, National Association, as Custodian under the BANK 2022-BNK40 securitization, pursuant to which the following mortgage loans were serviced by such party: Midtown Square (from 1/1/25 to 12/31/25)

•       Computershare Trust Company, National Association, as Custodian under the COLEM 2022-HLNE securitization, pursuant to which the following mortgage loans were serviced by such party: Coleman Highline Phase IV (from 1/1/25 to 12/31/25)

•       Computershare Trust Company, National Association, as Custodian under the ILPT 2022-LPFX securitization, pursuant to which the following mortgage loans were serviced by such party: ILPT Logistics Portfolio (from 1/1/25 to 12/31/25)

•       Computershare Trust Company, National Association, as Custodian under the Benchmark 2022-B32 securitization, pursuant to which the following mortgage loans were serviced by such party: Bedrock Portfolio (from 1/1/25 to 12/31/25)

•       Computershare Trust Company, National Association, as Custodian under the WFCM 2022-C62 securitization, pursuant to which the following mortgage loans were serviced by such party: Pacific Castle Portfolio (from 1/1/25 to 12/31/25)

•       Computershare Trust Company, National Association, as Custodian under the BMO 2022-C1 securitization, pursuant to which the following mortgage loans were serviced by such party: NYC MFRT Portfolio (from 1/1/25 to 12/31/25)

Date:  March 25, 2026

By /s/ : Jane Lam

      Name: Jane Lam

      Title: President